UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2016, Orexigen Therapeutics, Inc. (“we” or the “Company”) closed its offering (the “Offering”) of $165 million aggregate principal amount of its 0% Convertible Senior Secured Notes due 2020 (the “Notes”) and related warrants (“Warrants”) to purchase up to 219,999,994 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and 219,994 shares of Series Z Non-Convertible Non-Voting Preferred Stock, par value $0.001 per share (the “Series Z Preferred Stock” and, together with the Notes, Warrants and Common Stock underlying the Notes and Warrants, the “Securities”) to qualified institutional buyers and accredited investors (the “Purchasers”) pursuant to a securities purchase agreement, dated March 15, 2016 (the “Securities Purchase Agreement”), by and among the Company and the Purchasers. The Offering was led by funds managed by The Baupost Group, L.L.C. (collectively, “Baupost”), which, prior to the Offering, was the holder of approximately 18.1% of the Company’s outstanding Common Stock. The Company intends to use the net proceeds from the Offering, after the advisory fees and offering expenses, of approximately $158.5 million for general corporate purposes, including development and commercialization activities, clinical trials, including post-marketing studies, and working capital.

Indenture and Notes

In connection with the closing of the Offering, on March 21, 2016, the Company issued and sold to the Purchasers the Securities pursuant to the Securities Purchase Agreement. The Notes are governed by an Indenture, dated as of March 21, 2016 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee and collateral agent (the “Trustee”).

The Notes will mature on July 1, 2020, unless earlier repurchased, redeemed or converted in accordance with the Indenture. Following the Trigger Date (as defined below), the Notes can be settled in cash until the Company obtains the requisite approval from its stockholders (“Stockholder Approval”) to (a) amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized but unissued shares of Common Stock to an amount sufficient to permit the conversion of all outstanding Notes and Warrants into shares of Common Stock at the then applicable Conversion Rate (as defined below) or Exercise Price (as defined below), as applicable; (b) approve the sale and issuance of the maximum number of shares of Common Stock upon conversion of the Notes and exercise of the Warrants, based on the then applicable Conversion Rate or Exercise Price (as defined below), as applicable, as required by Nasdaq Rule 5365; and (c) approve the sale and issuance of the shares of Common Stock upon conversion of Notes and exercise of the Warrants to Baupost that may result in a change of control (as interpreted by The Nasdaq Stock Market LLC) of the Company as required by Nasdaq Rule 5365(b). From and after September 21, 2016 (the “Trigger Date”) and if Stockholder Approval has not been obtained, all or any portion of the aggregate principal amount of the Notes shall be convertible, at any time, in the sole discretion of the holder, into an amount of cash determined by multiplying (i) the Conversion Rate by (ii) the average of the volume weighted average price per share during a 5-day observation period (the “Average Daily VWAP”); in addition, if the Company does not receive Stockholder Approval by the Trigger Date, the Notes held by qualifying Purchasers will bear interest at a rate of 8.0% per annum and the Conversion Rate shall be increased by 20% until Stockholder Approval is obtained. From and after the date that the Company obtains Stockholder Approval, the Notes shall only be convertible (without regard to the Trigger Date) into shares of Common Stock of the Company at the Conversion Rate. In the event of a change of control transaction at any time and without regard to the Trigger Date or whether Stockholder Approval is obtained, the Notes will be convertible for a period beginning on the closing of such change of control transaction and ending 35 Trading Days after the closing of such transaction.

The Conversion Rate will initially be 1,333.33 shares of Common Stock for each $1,000 principal amount of Notes, which represents an initial conversion price of $0.75 per share of Common Stock. The Conversion Rate and the corresponding conversion price will be subject to adjustment for certain events, but will not be adjusted for accrued and unpaid interest.

The Indenture provides that an Event of Default (as defined in the Indenture) will occur if:

(a) we fail to pay the principal of any Note when due;

(b) we fail to deliver cash or shares of Common Stock, as applicable, due upon conversion of any Note, and such failure continues for a period of three business days;

(c) we fail to pay any interest on any Note when due and payable, and the default continues for a period of 30 days;

(d) we fail to pay the Fundamental Change Repurchase Price (as defined in the Indenture) of any Note when due;

(e) we fail to provide timely notice of a Fundamental Change (as defined in the Indenture), and such failure continues for a period of three business days;

(f) we fail to perform any other required covenant required of the Company in the Indenture other than those described in clauses (a)-(e) above, and such failure continues for 30 days after written notice from the Trustee, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, has been received by the Company;

(g) we breach the representations and warranties of the Company contained in the Securities Purchase Agreement;

(h) we default with respect to any indebtedness of the Company or its subsidiaries, resulting in, or permitting, the holder or holders thereof (or any trustee or agent on their behalf ) to accelerate such indebtedness (giving effect to any applicable grace period), and the total amount of such indebtedness in default or accelerated at the time exceeds $10 million in the aggregate or a judgment or decree for the payment of money is entered against the Company in an amount greater than $10 million;

(i) we or any of our significant subsidiaries commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company, any such significant subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, any such significant subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j) any material provisions of any document governing the Notes is declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by or on behalf of the Company or any guarantor seeking to establish the invalidity or unenforceability thereof, or if the Company or any guarantor repudiates or denies any portion of its liability or obligations under the Indenture;

(k) an involuntary case or other proceeding is commenced against the Company or any significant subsidiary seeking liquidation, reorganization or other relief with respect to the Company, such significant subsidiary or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such significant subsidiary or any substantial part of its property, that remains undismissed and unstayed for a period of 30 consecutive days; or

(l) any security interest and lien purported to be created by any collateral document on any material portion of the Collateral (as defined in the Indenture) ceases to be in full force and effect or shall cease to give the Collateral Agent the liens, rights, powers and privileges purported to be created and granted under such collateral documents with respect to a material portion of the Collateral or is asserted by or on behalf of the Company or any guarantors not to be, a valid and perfected security interest in or lien on the Collateral covered thereby.

If one or more Events of Default occurs then unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same will become and will automatically be immediately due and payable. If an Event of Default specified in (i) or (k) above occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

Upon the occurrence of certain fundamental changes or adverse events related to the regulatory approval for, commercialization of, and net sales of Contrave®, as described in the Indenture, holders of the Notes will, at their option, have the right to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the aggregate principal amount of Notes. The Notes will not be redeemable by the Company, in whole or in part, prior to the receipt of Stockholder Approval. From and after the receipt of Stockholder Approval, the Notes will not be redeemable, in whole or in part, without the consent of the holders of not less than 70% in aggregate principal amount of the Notes at the time outstanding.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the copy of the Indenture and form of Note which are attached as Exhibit 4.1 hereto and incorporated herein by reference.

Security Agreement

On March 21, 2016, the Company entered into a Security Agreement by and among the Company, the guarantors party thereto from time to time and U.S. Bank National Association, as the collateral agent, pursuant to which the Company granted a first-priority security interest in substantially all of the Company’s current and future assets, subject to customary exclusions, to secure the Company’s obligations under the Indenture. The security interests shall be released once less than 25% of the original principal amount of Notes issued on the date of the Indenture remains outstanding.

The foregoing description of the Security Agreement is qualified in its entirety by reference to the copy thereof which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Warrants

The Purchasers received Warrants exercisable for a number of shares of Common Stock equal to the aggregate principal amount of the Notes acquired by the Purchasers, multiplied by the Conversion Rate. The exercise price of the Warrants is $1.50 (the “Exercise Price”) and the Warrants expire on September 21, 2026. From and after the Trigger Date and if Stockholder Approval has not been obtained, all or any portion of the Warrants will be exercisable, at any time, in the sole discretion of the holder, into an amount of cash determined by multiplying the number of Warrants exercised by the sum of: (i) the Average Daily VWAP minus (ii) the Exercise Price. From and after the date that the Company obtains Stockholder Approval, the Warrants shall only be exercisable (without regard to the Trigger Date) for a number of shares of Common Stock of the Company at the Exercise Price. In the event of a change of control transaction at any time and without regard to the Trigger Date or whether Stockholder Approval is obtained, the Warrants will be exercisable for a period beginning on closing of such change of control transaction and ending 35 days after such transaction.

The foregoing description of the Warrants is qualified in its entirety by reference to the form thereof which is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on March 15, 2016 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information required to be reported under this Item 2.03 is incorporated by reference to Item 1.01 of this Current Report on Form 8-K. In addition, if a fundamental change occurs at any time prior to December 31, 2020, the holders of shares of Series Z Preferred Stock then outstanding will be immediately paid, out of the assets of the Company or the proceeds of such fundamental change, as applicable, and legally available for distribution to its stockholders, an amount in cash equal to the Fundamental Change Amount (as defined in the Certificate of Designations, Preferences and Rights of Series Z Non-Convertible Non-Voting Preferred Stock (the “Certificate of Designations”)) per share of Series Z Preferred Stock, if any; and (y) no distributions or payments will be made in respect of any junior securities unless all Fundamental Change Amounts, if any, are first paid in full.

The foregoing is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be reported under this Item 3.02 is incorporated by reference to Item 1.01 of this Current Report on Form 8-K. The Securities were issued in reliance upon applicable exemptions from registration under Section 4(a)(2) of and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), only to investors that qualified as “accredited investors” or “qualified institutional buyers” (as such terms are defined under the Securities Act).

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

In connection with the approval of the Purchase Agreement, the Board approved the Certificate of Designations, which was filed with the Secretary of State of the State of Delaware on March 21, 2016. The Certificate of Designations designates 220,000 shares of the Company’s authorized preferred stock as Series Z Non-Convertible Non-Voting Preferred Stock and sets forth the rights, powers and preferences of the Series Z Non-Convertible Non-Voting Preferred Stock.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series Z Non-Convertible Non-Voting Preferred Stock.

4.1	Indenture, dated as of March 21, 2016, by and between the Company and U.S. Bank National Association, as trustee and collateral agent, including the Form of 0% Convertible Senior Secured Note due 2020.

10.1	Security Agreement, dated as of March 21, 2016, by and among the Company, the guarantors party thereto from time to time, and U.S. Bank National Association, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: March 25, 2016	By:	/s/ Thomas Lynch
	Name:	Thomas Lynch
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series Z Non-Convertible Non-Voting Preferred Stock.

4.1	Indenture, dated as of March 21, 2016, by and between the Company and U.S. Bank National Association, as trustee and collateral agent, including Form of 0% Convertible Senior Secured Note due 2020.

10.1	Security Agreement, dated as of March 21, 2016, by and among the Company, the guarantors party thereto from time to time, and U.S. Bank National Association, as collateral agent.